UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 16, 2025
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brendan Teehan as Chief Commercial Officer

On January 16, 2025, Brendan Teehan was appointed Chief Commercial Officer of Pacira BioSciences, Inc. (the “Company”), effective January 21, 2025.

Change in Position - Daryl Gaugler

On January 16, 2025, Daryl Gaugler was named Executive Vice President, Commercial Operations, instead of his former title as Chief Operating Officer. In connection with Mr. Teehan’s appointment as Chief Commercial Officer, Mr. Teehan has assumed responsibility for the Company’s sales force and marketing, among other commercial functions, which Mr. Gaugler previously oversaw in his role as Chief Operating Officer.As Executive Vice President, Commercial Operations, Mr. Gaugler will maintain leadership for (i) commercial operations; (ii) market access; (iii) commercial insights and analytics and (iv) professional training and education, which supports the Company’s commercial organization and strategic partnerships. There are no changes to Mr. Gaugler’s executive employment agreement and his compensation and benefits will remain the same.

Adoption of Pacira BioSciences, Inc. Amended and Restated 2014 Inducement Plan

The Company’s board of directors (the “Board”) previously approved and adopted the Company’s Amended and Restated 2014 Inducement Plan (the “2014 Inducement Plan”), pursuant to which awards could be made to new employees under the 2014 Inducement Plan for up to 1,525,000 shares of the Company’s common stock as a material inducement to such persons entering into employment with the Company, and, as of January 16, 2025, 75,907 shares remained available to be granted pursuant to the 2014 Inducement Plan.

On January 16, 2025, the Board, upon recommendation of the Compensation Committee, adopted the Pacira BioSciences, Inc. Amended and Restated 2014 Inducement Plan (as amended and restated, the “Inducement Plan”) such that, among other things, an additional 785,000 shares of the Company’s common stock, and 2,310,000 shares of the Company’s common stock in total, were reserved for issuance under the Inducement Plan, and the term of the Inducement Plan was extended such that it will now expire on January 16, 2035.

The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board or the board of directors or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

The foregoing is a summary of the material terms of the Inducement Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the Inducement Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the leadership changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2014 Inducement Plan.

10.2	Form of Nonstatutory Stock Option Agreement under the Amended and Restated 2014 Inducement Plan.

10.3	Form of Restricted Stock Unit Award Agreement under the Amended and Restated 2014 Inducement Plan.

99.1	Press Release dated January 21, 2025.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	January 21, 2025	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary